                           SCHEDULE 14a INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S)240.14a-12


                            PETROCORP INCORPORATED
    -----------------------------------------------------------------------

               (Name of Registrant as Specified In Its Charter)
    -----------------------------------------------------------------------
    Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)  Title of each class of securities to which transaction applies:

     ------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:

     ------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:

     ------------------------------------------------------------------
     5)  Total fee paid:

     ------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     ------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:

     ------------------------------------------------------------------
     3)  Filing Party:
     ------------------------------------------------------------------
     4)  Date Filed:

     ------------------------------------------------------------------

                             PETROCORP INCORPORATED
                             6733 South Yale Avenue
                             Tulsa, Oklahoma  74136

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            to be held May 23, 2002

To the Shareholders of
 PetroCorp Incorporated:

     Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of PetroCorp Incorporated (the "Company") will be held at the Tulsa Room, 9th Floor, Bank of Oklahoma Tower, 1 Williams Center, Tulsa, Oklahoma 74172, at 11:00 a.m., Tulsa time, on Thursday, May 23, 2002, for the following purposes:

     1. To elect two persons to serve as directors of the classified Board of Directors until the 2005 annual meeting and until their successors are elected and have qualified; and,

     2. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     Shareholders of record at the close of business on April 23, 2002 will be entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof. A copy of the Company's Annual Report on Form 10-K/A is enclosed.

     Shareholders are cordially invited to attend the Annual Meeting in person. If you plan to attend the 2002 annual meeting of shareholder of PetroCorp Incorporated, please take note of the following: DUE TO SECURITY MEASURES IN PLACE AT THE BANK OF OKLAHOMA TOWER, IT WILL BE NECESSARY FOR YOU TO CHECK IN AT THE WILLIAMS SECURITY DESK ON THE PLAZA LEVEL OF THE TOWER. YOU WILL BE REQUIRED TO SURRENDER YOUR DRIVER'S LICENSE IN EXCHANGE FOR A VISITOR PASS.
YOUR DRIVER'S LICENSE WILL BE RETURNED TO YOU WHEN YOU DEPART THE BUILDING AND RETURN THE VISITOR PASS.

     Those who will not attend and who wish their shares voted are requested to sign, date and mail promptly the enclosed proxy for which a stamped return envelope is provided.


                                By Order of the Board of Directors,


                                Steven R. Berlin, Secretary

Tulsa, Oklahoma
April 24, 2002


     WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                             PETROCORP INCORPORATED
                             6733 South Yale Avenue
                             Tulsa, Oklahoma  74136

                              --------------------

                                PROXY STATEMENT

                              --------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of PetroCorp Incorporated, a Texas corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Thursday, May 23,2002, at the Tulsa Room, 9th Floor, Bank of Oklahoma Tower, 1 Williams Center, Tulsa, Oklahoma 74172, at 11:00 a.m., Tulsa time, and at any adjournment or adjournments thereof (such meeting and adjournment(s) thereof referred to as the "Annual Meeting"). It is anticipated that the proxy and this Proxy Statement will be mailed to shareholders on or about April 24, 2002.

     In addition to solicitation by mail, solicitation of proxies may be made by personal interview, special letter, telephone or telegraph by the officers, directors and employees of the Company. Brokerage firms will be requested to forward proxy materials to beneficial owners of shares registered in the names of such firms and will be reimbursed for their expenses. The cost of solicitation of proxies will be paid by the Company.

     A proxy received by the Company may be revoked by the shareholder giving the proxy at any time before it is exercised. A shareholder may revoke a proxy by notification in writing to the Company at 6733 South Yale Avenue, Tulsa, Oklahoma 74136, Attention: Secretary. A proxy may also be revoked by execution of a proxy bearing a later date or by attendance at the Annual Meeting and voting by ballot. A proxy in the form accompanying this Proxy Statement, when properly executed and returned, will be voted in accordance with the instructions contained therein. A proxy received by the Company which does not withhold authority to vote or on which no specification has been indicated will be voted in favor of the nominees for director named in this Proxy Statement.

     A quorum for the transaction of business at the Annual Meeting will be present if the holders of a majority of the shares of Common Stock entitled to vote are represented at the Annual Meeting in person or by proxy. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied. Directors will be elected by a plurality of the votes cast by the holders at the Annual Meeting. Abstentions from voting on any matter will be included in the voting tally and will have the same effect as a vote withheld on the election of directors.

  At the date of this Proxy Statement, management of the Company does not know of any business to be presented at the Annual Meeting other than those matters set forth in the Notice accompanying this Proxy Statement. If any other business should properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect to such business in accordance with the judgment of the persons named in the proxy.

             COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF

     The Board of Directors has fixed the close of business on April 23, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On April 1, 2002, there were outstanding 12,823,078 shares of Common Stock, par value $.01 per share, of the Company ("Common Stock"). Holders as of the record date will be entitled to one vote for each share of Common Stock held of record by them for each proposition presented at the Annual Meeting.

Beneficial Ownership of Common Stock.

     The following table sets forth information with respect to the shares of Common Stock owned of record and beneficially as of April 1, 2002 by all persons who own of record or are known by the Company to own beneficially more than 5% of the outstanding Common Stock, by each director, nominee for director and executive officer set forth on the "Summary Compensation Table," and by all directors and executive officers as a group:

                                     Outstanding      Option         Total            Percent of
Beneficial Owner (4) (5)               Shares        Shares(6)      Ownership           Class
------------------------            -------------    ---------      ---------         ----------
Kaiser-Francis
 6733 South Yale
 Tulsa, OK 74136(a).............       4,804,962             0        4,804,962           37.5%

St. Paul
 385 Washington Street
 St. Paul, MN 55102.............       1,731,000             0        1,731,000           13.5%

Royce & Associates, Inc.
 1414 Ave. of the Americas
 New York, NY 10009.............         891,900             0          891,900            7.0%

Gary R. Christopher (1)(2)(b)
 6733 South Yale                                                                            (3)
 Tulsa, OK 74136................           3,500        55,650           59,150
                                                                                            (3)
Thomas M. Amonett (1)...........           1,000        17,000           18,000
Steven R. Berlin (1)(2)(c)......       4,329,457        10,000        4,339,457
Paul J. Coughlin, III (1)(d)....          25,999         5,000           30,999             (3)
Mark W. Files (1)...............               0        10,000           10,000             (3)
Thomas R. Fuller (1)(e).........          47,403        12,300           59,703             (3)
W. Neil McBean (1)..............          89,956       164,250          254,206            2.0%
Robert C. Thomas (1)............           1,000        17,000           18,000             (3)
Lealon L. Sargent (1)(f)........         169,522       169,750          339,272            2.6%

All directors and executive
 officers as a group (9)
 persons(g).....................       4,667,837       460,950        5,128,787           38.6%

--------
(1) Director
(2) Executive Officer
(3) Less than 1%
(4) Pursuant to a management agreement with PetroCorp, Kaiser-Francis provides management services for PetroCorp. As such, the executive officers of PetroCorp are not compensated by PetroCorp, other than through the receipt of stock options, none of which exceed $100,000 in value per annum, but instead serve as employees of Kaiser-Francis. As such, the beneficial owner table above contains information only for the chief executive officer and Mr. Berlin, who also serves as a director of PetroCorp.
(5) All percentages are rounded to the nearest tenth and are based upon the number of shares outstanding as of the date set forth above. For purposes of computing the percentage of the outstanding shares owned by the persons described in the table, any shares such persons are deemed to own by having a right to acquire such shares by exercise of an option are included but shares acquirable by other persons by the exercise of stock options are not included.
(6) Represents shares of Common Stock which may be acquired on April 1, 2002 or 60 days thereafter through the exercise of options.
(a) Includes 477,505 shares owned directly by George B. Kaiser. Mr. Kaiser owns 78.23% of the capital stock of GBK Corporation. Affiliates of Kaiser own the
remaining 21.77% of the capital stock of GBK Corporation.   GBK Corporation owns
all of the capital stock of Kaiser-Francis Oil Company.
(b) Excludes options to purchase 30,000 shares of PetroCorp common stock granted pursuant to the 2002 Awards under the PetroCorp 2000 Stock Option Plan issued on February 21, 2002.
(c) Includes 4,327,457 shares owned by Kaiser-Francis. Mr. Berlin is an employee of Kaiser-Francis and may be deemed to be the beneficial owner of these
shares.  Mr. Berlin disclaims beneficial ownership of these shares.   Excludes
options to purchase 10,000 shares of PetroCorp common stock granted pursuant to the 2002 Awards under the PetroCorp 2000 Stock Option Plan issued on February 21, 2002.
(d) Includes 4,576 shares owned by Mr. Coughlin and Mr. Coughlin's wife, Carol Ann Coughlin, joint tenants, 3,744 shares owned by Longroad Partners, L.P., and 17,679 shares owned by Carol Ann Coughlin.
(e) Includes 31,390 shares owned by Michmatt, LTD.
(f) Includes 1,225 shares owned by Mr. Sargent's wife, Elizabeth Sargent.
(g) Includes certain shares as to which beneficial ownership is disclaimed by Mr. Berlin. If the 4,327,457 shares as to which beneficial ownership disclaimed by Mr. Berlin were excluded, the percentage of officers and directors as a group would be 6.0%.


                             ELECTION OF DIRECTORS

     The Company's Board of Directors is composed of nine persons who hold office for staggered three-year terms. Two directors are to be elected at the Annual Meeting as Class III directors to serve until their terms expire in 2005. If, for any reason, at the time of the election one or more of such nominees should be unable to serve, the proxy will be voted for a substitute nominee or nominees selected by the Board of Directors.

     Unless authority is withheld, duly executed proxies will be voted for the election of Gary R. Christopher and Steven R. Berlin to hold office until the annual meeting of shareholders to be held in the year 2005 and until each of their respective successors is elected and qualified.

     THE COMPANY RECOMMENDS VOTING "FOR" EACH OF THE NOMINEES.

Nominees for Director

  The following table sets forth the name and age of each nominee listed in the enclosed form of proxy for Class III directors to hold office until the annual meeting of shareholders to be held in the year 2005, his principal position with the Company and his term as director of the Company.

Name                                                         Age            Term of Office
----                                                         ---            --------------
Gary Christopher
  President & Chief Executive Officer..................       52            1996 to Present

Steven R. Berlin
  Chief Financial Officer, Secretary
  and Treasurer........................................       57            2001 to Present

  Gary R. Christopher has been a director of PetroCorp since 1996 and was elected President and Chief Executive Officer of PetroCorp as of August 3, 1999. He was Acquisitions Coordinator of Kaiser-Francis Oil Company from January 1996 until December 31, 2001 when he became an employee of PetroCorp. Prior to that, he served for five years as Senior Vice President and Manager of Energy lending for Bank of Oklahoma.

  Steven R. Berlin has been a director of PetroCorp since June 2001 and was elected Chief Financial Officer, Secretary and Treasurer in November 1999. Mr. Berlin is also Vice President, Chief Financial Officer and Assistant Secretary of Kaiser-Francis, where he has been employed since February 1999 on a part time basis and since September 1999 on a full time basis. Prior to joining Kaiser-Francis, Mr. Berlin was on the faculty of the University of Tulsa, where he taught business and finance courses to graduate and undergraduate students from September 1996 through August 1999. From 1973 through September 1996, Mr. Berlin worked for CITGO Petroleum Corporation and its predecessors in various financial and management positions, including the last ten years as Chief Financial Officer. Mr. Berlin has an MBA from the University of Wisconsin and is a graduate of the Stanford Executive Program. He is a Certified Public Accountant and has been honored by the Oklahoma society of CPA's as its Outstanding CPA in Industry. Mr. Berlin has served on several boards including the Goodwill Industries, the American Petroleum Institute, and the American Assembly of Collegiate Schools of Business.


Other Directors

  The following table sets forth the name and age of each director of the Company not up for election this year, his principal position with the Company, the year he became a director of the Company and the year that his term as a director expires.

                                                                             Term       Director
Name/Position                                                    Age       Expires        Since
-------------                                                 ---------   ----------   -----------
Lealon L. Sargent
  Chairman of the Board....................................       72         2003          1983

Thomas N. Amonett
  Director.................................................       58         2004          1993

Paul J. Coughlin, III
  Director.................................................       37         2003          2001

Mark W. Files
  Director.................................................       60         2003          2000

Thomas R. Fuller
  Director.................................................       54         2003          2001

W. Neil McBean
  Director.................................................       54         2004          1983

Robert C. Thomas
  Director.................................................       73         2004          1997

     Lealon L. Sargent has been Chairman of the Board of PetroCorp and a director since 1983. Mr. Sargent co-founded PetroCorp in July 1983, and previously served as Chief Executive Officer and as President and Chief Operating Officer. Mr. Sargent worked in the oil and gas industry for over 39 years before retiring from PetroCorp's management at the end of 1997. From 1981 to 1983, Mr. Sargent was President of ENI Exploration Company. From 1980 to 1981, he was President of Hamilton North America. Prior to that time, Mr. Sargent spent the majority of his career with Tenneco Oil Company, rising to the position of Senior Vice President of Worldwide Exploration and of North American Onshore Exploration and Production. He received a B.S. in Geology from the University of Oklahoma and an A.M.P. from Harvard Graduate School of Business.

     Thomas N. Amonett has been a director of PetroCorp since 1993. He has served as President and Chief Executive Officer of Champion Technologies, Inc., which manufactures and sells oil field chemicals, since October 1999. Prior thereto, he served as President and Chief Executive Officer of American Residential Services, Inc., a home repair business, from October 1997 until April 1999. He served as an independent business consultant from April 1999 until October 1999. He served as interim President and Chief Executive Officer of Weatherford Enterra, Inc., an oil field service company, from July 1996 to October 1997. From 1992 to 1996, he served as Chairman of the Board and President of Reunion Resources Company. Prior to that time, he was engaged in the practice of law with Fulbright & Jaworski, L.L.P., where he was of counsel from 1986 to 1992. Mr. Amonett also currently serves as a director of ITEQ, Inc., and Reunion Industries, Inc.

     Paul J. Coughlin, III has been a director of PetroCorp since 2001. Mr. Coughlin is the founder of Longroad Asset Management, LLC, a private investment fund in Stamford, Connecticut. From October 1992 to August 2001, he was the co-founder and General Partner of CoMac Partners'L.P., a private investment fund, and its affiliates. From August 1991 to September 1992, Mr. Coughlin was a Portfolio Manager in the Distressed Securities Investment Group at Whitehead/Sterling. From 1988 to 1990, he was a Portfolio Manager of Distressed Securities at Halcyon Investment/Alan B. Slifka & Company in New York, NY. From 1987 to 1988, he was a Senior Analyst at Deltec Securities, specializing in Special Situations and Distressed investment. From 1986 to 1987, Mr. Coughlin was in the Management Training Program at the Irving Trust Co. (now The Bank of New York). Mr. Coughlin also serves as Chairman of the Board for Aluma Systems Inc. and as a director of Anchor Glass Container and Washington Aluminum Corp.

     Mark W. Files has been a director of PetroCorp since 2000. Since 1993, he has been a member of the firm, Graham Partners, LLC, a company engaged in consulting for emerging businesses on growth strategies. Prior to such time, he was the Chief Financial Officer of Graham Resources, an independent oil and gas company.

     Thomas R. Fuller has been a director of PetroCorp since 2001. Mr. Fuller is a partner in Diverse Energy Investments, an oil and gas property acquisition company. He has been with the company since it was formed in 1985. Mr. Fuller formerly held positions with Hillin Oil Company, First City National Bank and Exxon Company, U.S.A., and has consulted for various companies on oil and gas matters.

     W. Neil McBean served as Chief Executive Officer of PetroCorp from 1996 until August 1999 and President from 1986 until August 1999. Mr. McBean is currently an independent consultant in the oil and gas industry, and since February, had been the Chief Executive Officer of Andex Resources, LLC, a privately held independent oil and gas company. He has been a director of PetroCorp since 1983. Mr. McBean co-founded PetroCorp in 1983, and previously served as Senior Vice President. Mr. McBean has 30 years of experience in the oil and gas industry. During 1982 and 1983, he was Vice President of Production for ENI Exploration Company. Prior to that time, he spent 13 years with Tenneco Oil Company, where he served in a range of management and technical capacities. Mr. McBean received a B.A.Sc. in Chemical Engineering from the University of British Columbia.

     Robert C. Thomas has been a director of PetroCorp since April 1997. Since 1994, Mr. Thomas has been retired from Tenneco Gas Company, where he served as Chairman and Chief Executive Officer from 1990. He originally joined Tenneco in 1956 and served in a variety of engineering, management and executive positions in both Tenneco Oil Company and Tenneco Gas Company. Mr. Thomas is currently a Senior Associate with Cambridge Energy Research Associates and a director of ATP Oil and Gas Corporation.


Meetings and Committees of the Board of Directors

     During the Company's last fiscal year, the Board of Directors of the Company held five meetings. No director attended less than 75% of the total number of meetings of the Board of Directors and committees of which he was a member held during the period he served.

     The Audit Committee, composed at the end of the last fiscal year of Messrs. Coughlin, Files and Thomas, met three times during the last fiscal year. Additionally, the chairman of the Audit Committee, on a quarterly basis, conducts a telephonic meeting with the independent accountants after they have completed their review of the interim financial statements and prior to the filing of the Form 10-Q. The Audit Committee reviews with the Company's independent public accountants the plan, scope and results of the annual audit and the procedures for and results of tests of the system of internal controls. The Audit Committee acts pursuant to the Audit Committee Charter. Each of the members of the Audit Committee qualifies as an "independent" Director under the current listing standards of the American Stock Exchange.

     The Compensation and Benefits Committee (the "Compensation Committee"), composed at the end of the last fiscal year of Messrs. Amonett, Fuller, McBean and Sargent, met four times during the last fiscal year. The Compensation Committee approves the salaries and other compensation of officers, administers any existing bonus plans for executive and other officers, makes recommendations to the Board regarding any present or future stock option plans and, pursuant to the Company's Stock Option Plan, awards stock options to executive and other officers who have been recommended by management.

     The Nominating Committee, composed at the end of the last fiscal year of Messrs. Amonett, Christopher, Fuller, McBean and Sargent, did not meet during the last fiscal year but the entire Board did address director nominations at its meetings. This committee nominates persons for election by the Company's shareholders to the Board of Directors. Shareholders who wish to nominate persons for election to the Board of Directors must comply with the provisions of the Company's Bylaws described below under "Nominations and Proposals for Next Annual Meeting."


Compensation of Directors

     Each director who is not an employee of the Company is reimbursed for expenses incurred in attending meetings of the Board of Directors or a committee thereof and receives an annual retainer (paid on a quarterly basis) of $10,000, plus a fee of $1,000 for each meeting of the Board attended and $500 for each meeting of a committee attended.

     In addition, each non-employee director of the Company receives an option for 5,000 shares of Common Stock on the date of his or her appointment and an option for 5,000 shares of Common Stock on the date of each Annual Meeting of Shareholders of the Company. If there are insufficient shares of Common Stock available to make the automatic director awards under the 2000 Stock Option Plan on the applicable date, then all directors who are entitled to a grant on that applicable date will share ratably the number of shares then available under the 2000 Stock Option Plan. Those directors will have no right to receive a grant in the future with respect to any deficiency of shares available on the grant date.

     Director options become fully vested six months after the grant date. The option purchase price of Director options will be the fair market value of the stock on its effective grant date. Each director option automatically includes a stock appreciation right. Director options expire ten years from the grant date; however, they may be terminated earlier if the director ceases to be a director of the Company. Upon the director's resignation date, vested Director options may be exercised within three years.


Executive and Other Officers

     The following table sets forth the names, ages and positions of each executive officer of the Company, all of whom serve at the discretion of the Board of Directors.

Name                                          Age     Position
----                                         -----    --------
Gary R. Christopher...................        52      President and Chief Executive Officer
Steven R. Berlin......................        57      Chief Financial Officer, Secretary and Treasurer
Richard L. (Rick) Dunham..............        49      Executive Vice President-Operations and Engineering
Craig Dolinsky........................        48      Vice President-Land
Ted Jacobson..........................        61      Vice President-Operations
Michael W. Moore......................        58      Vice President-Marketing
David H. Stevens......................        53      Vice President-Exploration
J. Les Watson.........................        55      Vice President-Canadian Operations
Steven E. Amos........................        47      Corporate Controller

     Gary R. Christopher's and Steven R. Berlin's background information is set forth above.

     Richard L. (Rick) Dunham was elected Executive Vice President--Operations and Engineering in December 2001. Mr. Dunham had previously served as Senior Vice President--Engineering since November 1999. Mr. Dunham became an employee of PetroCorp on January 1, 2002. Mr. Dunham previously served as an employee of Kaiser-Francis and holding various positions at Kaiser-Francis since joining Kaiser-Francis in 1985. He has been a member of the management committee, Manager of Canadian Enhancements, Special Projects Manager, and has performed duties as a Petroleum, Reservoir, and Acquisitions Engineer. In addition, Mr. Dunham has considerable experience in reserve analysis, economics and risk analysis, gas marketing and contracts, and oil and gas litigation throughout the U.S. and western Canada. Mr. Dunham graduated Magna Cum Laude in Petroleum Engineering from the University of Missouri at Rolla in 1973, and joined Shell Oil Company in New Orleans, working South Louisiana and Offshore in Operations and Reservoir Engineering. From 1979 through 1985 he held positions as Acquisitions Engineer, Enhanced Recovery Projects Manager, Operations and Engineering Manager for MAPCO, R&R Exploration, Twin Eagle Petroleum, Petra Petroleum, and Santa Fe Minerals.

     Craig Dolinsky was elected Vice President--Land in November 1999. Mr. Dolinsky has been a Landman with Kaiser-Francis from 1981 to present. His land responsibilities have included several large acquisitions as well as exploration and development of key plays in Oklahoma, Texas and Wyoming. In 1991, he began Kaiser-Francis' land efforts in Canada. He continues to be involved in exploration and development strategies, contracts, acquisitions and litigation in both the US and Canada. Mr. Dolinsky has a B.A. in Business Administration from Western State College of Colorado and is a member of the American Association of Petroleum Landmen, Tulsa Association of Petroleum Landmen and Canadian Association of Petroleum Landmen.

     Ted Jacobson was elected Vice President--Operations in November 1999. Mr. Jacobson is also manager of Drilling and Production for Kaiser-Francis. He has been employed by Kaiser-Francis since 1980. Mr. Jacobson began his oil and gas career in 1967 with Sunray DX Oil Company (later Sun Oil Company) in Corpus Christi, Texas, as a drilling and production engineer. From 1969 through 1978, he served in various positions such as Production Engineer, Manager of Conservation, Area Engineer and Region Manager of engineering in Tulsa, Oklahoma. From 1978 until 1980, he was District Engineer with Sun Gas in the Houston, Texas, offshore office. Mr. Jacobson graduated from St. Johns University in Minnesota in 1963 with a B.A. in Math and Physics. He served in the U.S. Army Corp of Engineers from 1963 until 1967, when he was discharged with the rank of Captain.

     Michael W. Moore was elected Vice President--Marketing in November 1999. Mr. Moore is an assistant Secretary for Kaiser-Francis and has been Manager of Marketing for Kaiser-Francis since he joined the Company in 1980. Prior to that time, he served as General Counsel and Manager of Gas Marketing for Edwin L. Cox in Dallas, Texas. He also worked as an attorney for Tennessee Gas Pipeline Co., Columbia Gulf Pipeline Co. and Texas Oil and Gas Corp. Mr. Moore has an undergraduate degree from Southern Methodist University and graduated from the University of Houston Law School in 1969.

     David H. Stevens was elected Vice President--Exploration in November 1999. Mr. Stevens has been employed at Kaiser-Francis as a geologist and geophysicist since 1987. He has supervised Kaiser-Francis prospect generating efforts in the Gulf Coast as well as all Kaiser-Francis geophysical operations during that time. Mr. Stevens has held various exploration management positions since graduating from the University of Wyoming with a bachelors degree in geology and geophysics in 1971, including Exploration Offshore Project Leader with Conoco in Houston, Exploration Projects Director with

Conoco in Oklahoma City, Regional Exploration Manager with Grace Petroleum in Oklahoma City and Exploration Vice President with Indian Wells Oil Co. in Tulsa.

     J. Les Watson was elected Vice President--Canadian Operations in November 1997 after serving as the Company's Canadian Exploration Manager for five years. With 30 years experience in the Canadian oil and gas industry, Mr. Watson is responsible for the Company's exploration and production activities in Canada. Prior to joining the Company in 1993, Mr. Watson was Exploration Manager for BHP Petroleum (Canada) Ltd. and previously held various management positions with several independent oil companies in Calgary after his initial employment with Amoco Canada in 1969. Mr. Watson is a registered professional geologist and has a B.Sc. in Honors Geology from the University of British Columbia.

     Steven E. Amos was elected Corporate Controller in February 2000. Mr. Amos has been an employee of Kaiser-Francis for eleven years. Prior to that, he held various positions with several independent oil companies in Tulsa and worked for the C.P.A. firm of Arthur Young & Company. Mr. Amos is a C.P.A. and has a degree in accounting from the University of Arkansas and an M.B.A. from the University of Tulsa.

Executive Compensation

     During 2001, all of PetroCorp's principal officers were employees of Kaiser-Francis helping Kaiser-Francis fulfill its management obligations under a management agreement with PetroCorp. In this capacity, the principal officers of PetroCorp do not receive compensation from PetroCorp, but instead receive compensation from Kaiser- Francis. This compensation reflects efforts, not only on behalf of PetroCorp, but also for the other companies they may serve, including Kaiser-Francis. As of January 1, 2002, Gary R. Christopher and Richard L. Dunham became employees of PetroCorp.

     Instead of paying compensation to its principal officers, rent and other overhead costs, PetroCorp pays Kaiser-Francis a management fee. For the year ended December 31, 2001, PetroCorp paid Kaiser-Francis $1,990,000 in management fees under the management agreement. Of that $1,990,000, $744,000 (or 37.4%) is considered by PetroCorp to be reimbursement of officers' salaries and expenses. The remaining 62.6% of management fees are related to other non-employee related costs and expenses. The Kaiser-Francis management fee provided in the management agreement is based on a per well rate that varies as to each type of well, without reference to any compensation paid by Kaiser-Francis to PetroCorp officers.

     The table below sets forth for the three fiscal years ended December 31, 2001, 2000 and 1999 all compensation paid to the chief executive officer by PetroCorp. All executive officers which might otherwise be named executive officers are employees of Kaiser-Francis and are compensated by Kaiser-Francis, which in turn has a management agreement with PetroCorp.

                           Summary Compensation Table

                                                                                           Long-Term
                            Annual Compensation                                         Compensation (1)
---------------------------------------------------------------------------   ------------------------------------
                                                                                   Securities
  Name and Principal     Fiscal                                 Other Annual       Underlying          All Other
    Position (2)          Year    Salary($)     Bonus($)        Compensation      Stock Options     Compensation(2)
--------------------     -----  -----------   -----------       ------------      -------------     ---------------
Gary R. Christopher,     2001        $0            $0                 $0             30,000                0
  President and          2000         0             0                  0             19,650                0
  Chief Executive        1999         0             0                  0                  0                0
  Officer


--------
(1) No officers or employees of PetroCorp participate in a restricted stock plan, stock appreciation right plan or other long-term incentive plan.
(2) Mr. Christopher began serving as an executive officer on August 3, 1999. No direct compensation is paid to Mr. Christopher by PetroCorp. As of the fiscal year ended December 31, 2001, he is an employee of Kaiser-Francis and is compensated by Kaiser-Francis, which in turn has a management agreement with PetroCorp. Beginning January 1, 2002, Mr. Christopher became an employee of PetroCorp.

     The following table sets forth certain information concerning stock options granted to Mr. Christopher during the 2001 fiscal year.

                     Options/SAR Grants in Last Fiscal Year

                                          % of Total
                                         Options/SARs
                         Options/         Granted to        Exercise or                      Grant Date
                       SARs Granted      Employees in       Base Price       Expiration        Present
       Name               (#)(1)          Fiscal Year         ($/Sh)            Date         Value $(3)
---------------------  ------------      ------------       -----------      -----------     ----------
Gary R.  Christopher,     30,000                   29.1%           $9.75              (2)        $174,000
  President and
  Chief Executive
  Officer

--------
(1) Granted pursuant to 2001 awards under PetroCorp 2000 Stock Option Plan.
(2) The options granted pursuant to 2000 awards under the PetroCorp 2000 Stock Option Plan vest and become exercisable 12 months after they are granted. Vested options are exercisable only during the ten year period commencing on the grant date.
(3) Present value at date of grant is based on the Black-Scholes Option Pricing Model adopted for use in valuing executive stock options based on the following assumptions: 40% volatility factor; underlying price of $9.75; option price of $9.75; risk free rate of return of 5.1%; and no dividends. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the value realized by the named executive will be at or near the value estimated by the Black-Scholes Model.

     The following table sets forth certain information concerning the exercise of stock options by Mr. Christopher during fiscal year 2001 and the 2001 fiscal year-end value of unexercised options.


                       Aggregated Option/SAR Exercises in
                Last Fiscal Year and FY-End Option/SAR Values(1)


                                                                Number of             Value of
                                                               Unexercised        Unexercised In the
                                                             Options/SARs at       Money Options/SARs
                                                                FY-End (#)         at FY-End ($) (1)
                          Shares                            ----------------      -------------------
                        Acquired On            Value            Exercisable/           Exercisable/
        Name            Exercise (#)        Realized ($)       Unexercisable          Unexercisable
       ------           ------------        ------------   --------------------   --------------------
Gary R. Christopher,         0                   $0            25,650/30,000             $41,000/$0
President and Chief
Executive Officer

(1) Values are calculated by subtracting the exercise or base price from the fair market value of the stock as of the exercise date or fiscal year-end, as appropriate.


Other Employee Benefits

     Pursuant to an agreement with the Company, Mr. Sargent will receive $50,000 per year for ten years following his retirement from the Company, which was effective at the end of 1997. Should his death occur prior to the receipt of all benefits under this agreement, Mr. Sargent's surviving spouse or estate, as applicable, will receive the remainder of such payments.


Compensation Committee Interlocks and Insider Participation

     Mr. Files has been nominated as a director upon the recommendation of St. Paul, but he is not employed by or otherwise associated with St. Paul, a beneficial owner of approximately 13.5% of PetroCorp.

     Messrs. Coughlin and Fuller were nominated as directors by the board of directors of Southern Mineral Corporation pursuant to a merger agreement between PetroCorp and Southern Mineral whereby Southern Mineral was merged into PetroCorp Acquisition Company, a wholly owned subsidiary of PetroCorp Incorporated.

Stock Performance Graph

  The following graph compares the performance of the Company's Common Stock to the Standard & Poor's 500 Stock Index ("S&P 500 Index") and to the Standard & Poor's Domestic Oil Index ("S&P Domestic Oil Index"). The graph assumes that the amount of investment was $100 on December 31, 1995 and that all dividends were reinvested.

                     Comparison of Cumulative Total Return


                                    [GRAPH]


======================================================================================================================
                               12/31/1996     12/31/1997     12/31/1998     12/13/1999     12/31/2000     12/31/2001
======================================================================================================================
PetroCorp Inc.                $    100.00    $    89.19     $  62.16       $   62.81      $  105.41      $   97.30
----------------------------------------------------------------------------------------------------------------------
S&P 500 Index                 $    100.00    $   133.36     $ 171.48       $  207.56      $  188.66      $  166.24
----------------------------------------------------------------------------------------------------------------------
S&P Domestics Oil Index       $    100.00    $   118.98     $  96.60       $  119.94      $  140.24      $  147.94
----------------------------------------------------------------------------------------------------------------------

Compensation Committee Report on Executive Compensation

  With the implementation of the Company's Management Agreement with Kaiser-Francis, as described below under "Certain Transactions," no executive officers, other than Gary Christopher and Richard Dunham, will receive direct compensation from the Company in future years except pursuant to the 2000 Stock Option Plan.

  The 2000 Plan is administered by the Compensation Committee. Subject to the terms of the 2000 Plan, the Compensation Committee selects the employees to be granted awards, determine the terms and provisions of awards, construe the 2000 Plan, prescribe and rescind rules and regulations relating to the 2000 Plan and make any other determinations necessary or advisable for the administration of the 2000 Plan. With respect to the 2001 fiscal year, the awards granted during the 2001 fiscal year were based on the evaluation by the Compensation Committee of the performance of the Company and the performance of the individual officer. The responsibility of each executive officer for the various established corporate goals and the performance in meeting those goals were considered in awarding options.

     All forms of compensation under the 2000 Plan relate to the Common Stock of the Company. The maximum aggregate number of shares of Common Stock with respect to which options, directors options and stock appreciation rights may be granted from time to time under the Plan is 600,000; provided, however, that no more than 225,000 shares will be subject to new grants in any one year. During fiscal year 2001, 163,000 options were granted under the 2000 Plan to employees and directors of PetroCorp. The 2000 Plan will terminate on the tenth anniversary of its approval by shareholders; however, no awards shall be made pursuant to the 2000 Plan after December 31, 2005.


                             COMPENSATION COMMITTEE

                          THOMAS N. AMONETT - CHAIRMAN
                                THOMAS R. FULLER
                                 W. NEIL McBEAN
                               LEALON L. SARGENT



Audit Committee Report

     The role of the audit committee is to assist the board of directors in its oversight of the Company's financial reporting process, system of internal controls, audit processes and compliance with laws, regulations and Company policies. In this capacity, the Audit Committee operates under a Charter which sets forth the duties and responsibilities of the Audit Committee. The Audit Committee reviewed the Charter at its meeting on March 22, 2002, and made no changes to it.

     Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and its system of internal controls. The independent accountants are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee's responsibility is to monitor and review these processes. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. We have relied without independent verification on the information provided to us and the representations made by management and the independent accountants. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or internal controls, or that the Company's financial statements are presented in conformance with generally accepted accounting principles.

     In the performance of its oversight function, the Audit Committee addressed the following specific matters:

  . We reviewed the quarterly Forms 10-Q and the year-end financial statements included in the Form 10-K for the year 2001 and discussed them with management and the independent accountants,

  . We discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61,

  . We received the written disclosures from the independent accountants required by Independence Standards Board Standard No. 1,

  . We discussed with the independent accountants matters relevant to the planning and implementation of their audit of the Company's financial statements,

  . We reviewed the fees paid to the independent accountants, PricewaterhouseCoopers LLP ("PwC"), for (1) performing the audit of the Company's financial statements, (2) designing and implementing any financial information systems, and (3) any non-audit services performed during the year. These fees are set out below.

        1. Audit Fees: Fees for the 2001 audit and reviews of the quarterly Forms 10-Q are $141,525, of which $63,300 had been billed through December 31, 2001.

        2. Financial Systems Design and Implementation: PwC did not render any services related to financial information systems design and implementation for the year ended December 31, 2001.

        3. Non-Audit Fees: The aggregate fees for all other services rendered by PwC for the year ended December 31, 2001 were $186,935, which included $35,959 for registration statements, $70,250 for tax compliance and consulting services, $41,725 for special audit reports for third party net profits interest arrangements (costs reimbursed by third parties) and other services of $39,001.

      The Audit Committee has considered whether the provision of PwC of non-audit services included in the fees set forth above under "Non-Audit Fees" is compatible with maintaining the independence of PwC.

     Based on these reviews and discussions, the Committee recommended to the Board of Directors that the financial statements be included in the Company's Annual Report on Form 10-K, for filing with the Securities and Exchange Commission.


                                AUDIT COMMITTEE

                          ROBERT C. THOMAS - CHAIRMAN
                             PAUL J. COUGHLIN, III
                                 MARK W. FILES


Certain Transactions

     In connection with the purchase by Kaiser-Francis of PetroCorp Common Stock from two significant shareholders during 1996, Kaiser-Francis succeeded to rights under a registration rights agreement previously entered into between PetroCorp and those shareholders, which agreement is substantially similar to another registration rights agreement previously entered into between PetroCorp and two subsidiaries of St. Paul.

     As part of a restructuring plan, on August 3, 1999, PetroCorp's board entered into the Kaiser-Francis management agreement, under which Kaiser-Francis provides management, technical, and administrative support services for all of PetroCorp's operations in the United States and Canada. The shareholders of PetroCorp approved the management agreement in October 1999 and it took effect on November 1, 1999. A new slate of corporate officers was approved at that time.

     The management agreement provides that Kaiser-Francis will perform oil and gas operations and administrative support functions with respect to PetroCorp's properties in both the United States and Canada.

     Oil and gas operations to be performed by Kaiser-Francis include, for example:

 . geological and geophysical functions, including prospect generation and evaluation;

 . identification and evaluation of potential property acquisitions and divestitures;

 .  engineering;

 .  lease operations;

 .  marketing;

 .  contract negotiation and administration;

 .  regulatory compliance; and

 .  land functions.

     In addition, Kaiser-Francis performs administrative functions on behalf of PetroCorp, including, for example:

 .  land functions;

 .  accounting, tax and audit functions;

 .  insurance;

 .  investor relations; and

 . retaining third party consultants, such as attorneys and accountants, on behalf of PetroCorp.

     Under the management agreement, Kaiser-Francis may not make material decisions without the approval of PetroCorp's Board of Directors. Material decisions include:

 .   expenditures in excess of $250,000;

 .   sales of PetroCorp assets valued in excess of $500,000;

 .   long term production sales agreements;

 .   placement of certain liens on the Company's assets; and

 .   initiation or settlement of material litigation.

     PetroCorp's principal officers, who will be approved by PetroCorp's Board of Directors, will be responsible for executing all contracts and other instruments on behalf of the Company.

     For properties not operated by PetroCorp, the services fee payable to Kaiser-Francis is, in most cases, equal to $50.00 per month per well. As to properties operated by PetroCorp, Kaiser-Francis receives as its services fee the administrative and overhead fees charged under applicable operating agreements. During the year ended December 31, 2001, Kaiser-Francis received an additional service fee of $12,500.

     Effective January 1, 2002, Gary Christopher and Richard Dunham left Kaiser-Francis and became employees of PetroCorp. At that time, the monthly service fees paid to Kaiser-Francis are reduced by a net, monthly amount of $8,333.

     For services of a non-routine nature that are performed in-house by Kaiser-Francis, Kaiser-Francis shall receive compensation at a mutually agreed rate that is competitive with the generally available rate charged for such services. PetroCorp also reimburses Kaiser-Francis for certain direct out-of-pocket expenses identified in the management agreement that are incurred by Kaiser-Francis in performing its obligations thereunder. For the year ended December 31, 2001, Kaiser-Francis received $1,990,000 from PetroCorp for management fees under the management agreement.


Section 16 Beneficial Ownership Reporting Compliance

     Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, executive officers, and ten percent shareholders are required to report to the Securities and Exchange Commission, by specific due dates, transactions and holdings in the Company's Common Stock. Subject to and in accordance with Item 405 of Regulation S-K, the Company believes that during the fiscal year ended December 31, 2001, all such filing requirements were satisfied in a timely manner.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP, independent public accountants, has been reappointed by the Board of Directors of the Company as independent auditors for the Company to examine and report on its financial statements for 2002. Representatives of PricewaterhouseCoopers are expected to be present at the Shareholders' Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.


                                 OTHER MATTERS

     The Board of Directors knows of no matters other than those described above that are likely to come before the Annual Meeting. If any other matters properly come before the meeting, persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgment on such matters.

               NOMINATIONS AND PROPOSALS FOR NEXT ANNUAL MEETING

     A shareholder wishing to nominate a candidate for election to the Board of Directors at any annual or special meeting is required pursuant to the Company's Bylaws to give written notice to the Secretary of the Company, together with a written consent of such person to serve as a director, not later than the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. In addition, the notice must comply with certain provisions set forth in the Company's Bylaws and may be disregarded if such provisions are not observed.

     Any proposals of holders of Common Stock of the Company intended to be presented at the annual meeting of shareholders of the Company to be held in 2003 must be received by the Company at 6733 South Yale Avenue, Tulsa, Oklahoma 74136, Attention: Secretary, no later than December 30, 2002, to be included in the proxy statement relating to that meeting.


                                By Order of the Board of Directors,


                                Steven R. Berlin, Secretary



Tulsa, Oklahoma
April 24, 2002

     THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K/A FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 TO INTERESTED SECURITY HOLDERS ON REQUEST. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBITS DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBITS. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE COMPANY AT 6733 SOUTH YALE AVENUE, TULSA, OKLAHOMA 74136,
ATTENTION: SECRETARY.

                                  Appendix A
                            PETROCORP INCORPORATED
                 ANNUAL MEETING OF SHAREHOLDERS - May 23, 2002
          This Proxy Is Solicited on Behalf of the Board of Directors

  The undersigned holder of Common Stock of PetroCorp Incorporated (the "Company") hereby appoints Frederic Dorwart and Tamara R. Wagman, or any one of them, his or her proxies with full power of substitution, to vote at the Annual Meeting of Shareholders of the Company and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally presented on all matters coming before the meeting.

1.  Election of directors for a term expiring in 2005:

       [ ] FOR                      [ ] WITHHOLD AUTHORITY
       All nominees listed below    to vote for all nominees
       (except as marked below)     listed below

                Gary R. Christopher
                Steven R. Berlin

INSTRUCTIONS: To withhold authority to vote for any nominee, draw a line through or strike out that nominee's name as set forth above.

2. To consider and take action, in accordance with their best judgment, upon any other matter which may properly come before the meeting or any adjournment thereof.

         (continued and to be signed on other side)

------------------------------------------------------------------------

  All as more particularly described in the proxy statement dated April 24, 2002 relating to such meeting, receipt of which is hereby acknowledged.

  This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees listed in Proposal 1.


                                         Signature of Shareholder(s)
                                         ---------------------------

                                 Please sign your name exactly as name
                                 appears hereon.  Joint owners must each
                                 sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears herein.


                                 Dated: ______________________, 2002

Please mark, sign, date and return in the enclosed envelope, which requires no postage if mailed in the United States.